                               SECOND AMENDMENT TO
                           INVESTORS' RIGHTS AGREEMENT


         THIS SECOND AMENDMENT TO INVESTORS' RIGHTS AGREEMENT (this "AMENDMENT") is entered into as of January 10, 2001, by and among OMP, Inc., a Delaware corporation (the "COMPANY") (successor to Obagi Medical Products, Inc. which was formerly known as OMP Acquisition Corporation), Mandarin Partners LLC ("MANDARIN"), and the Zein and Samar Obagi Family Trust ("OBAGI") (collectively referred to as the "PARTIES").

                                    RECITALS

         WHEREAS, the Parties entered into an Investors' Rights Agreement, dated as of December 2, 1997, as amended as of November 15, 2000 (the "INVESTORS' RIGHTS AGREEMENT"); and

         WHEREAS, Mandarin has made a distribution of the Company's capital stock owned by it to its beneficial owners: Stonington Capital Appreciation 1994 Fund, L.P. ("STONINGTON"), Peter P. Tong, Tong Family Limited Partnership, Ian
G. Walker and Noel Urben (collectively, the "MANDARIN INVESTORS"); and

         WHEREAS, the Company, Mandarin and Obagi desire to amend the Investors' Rights Agreement to eliminate all rights of Mandarin under the Investors' Rights Agreement, release Mandarin from its obligations under the Investors' Rights Agreement and allow each of the Mandarin Investors to join the Investors' Rights Agreement as if it or he was an original party thereto.

         NOW, THEREFORE, in consideration of the mutual premises and promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         1. TRANSFER OF MANDARIN'S INTEREST. Effective upon the execution and delivery of this Amendment by the Parties and the Mandarin Investors, Mandarin shall assign and transfer, and the Mandarin Investors agree to assume, all of Mandarin's rights and obligations under the Investors' Rights Agreement. Without limiting the generality of the foregoing, each of the members of the Mandarin Investors shall be a "Holder" (as defined in the Investors' Rights Agreement) and agrees to be bound by and subject to the terms and conditions of the Investors' Rights Agreement, including, without limitation, the provisions of
Section 2.3 of the Investors' Rights Agreement. Effective upon the execution and delivery of this Amendment by the Mandarin Investors, Mandarin shall be released from all rights and obligations it has under the Investors' Rights Agreement.

         2. AMENDMENTS TO THE INVESTORS' RIGHTS AGREEMENT.


         (a) DEFINITIONS. Section 1 of the Investors' Rights Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

                  "The term "Co-Sale Investors" shall mean, collectively, Obagi and each of the Mandarin Individual Investors.

                  The term "Mandarin Investors" shall mean, collectively, Stonington, Peter P. Tong, Tong Family Limited Partnership, Ian G. Walker and Noel Urben.

                  The term "Mandarin Individual Investors" shall mean, collectively, Peter P. Tong, Tong Family Limited Partnership, Ian G. Walker and Noel Urben.

                  The term "Stonington" shall mean Stonington Capital Appreciation 1994 Fund, L.P."

         (b) CO-SALE RIGHTS. Section 4 of the Investors' Rights Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "4. CO-SALE RIGHTS.

                  4.1 SALES BY STONINGTON.

                  (a) If Stonington proposes to sell or transfer any shares of Co-Sale Stock in one or more related transactions, then Stonington shall promptly give written notice (the "Notice") to the Company and each of the Co-Sale Investors at least twenty (20) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the class, series and number of shares of Co-Sale Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions or Sections 4.1 or 4.2 hereof, the Notice shall state under which section of this Agreement the sale or transfer is being made.

                  (b) Each of the Co-Sale Investors shall have the right, exercisable upon written notice to Stonington within fifteen (15) days after receipt of the Notice, to participate in such sale of Co-Sale Stock on the same terms and conditions; provided, that such Co-Sale Investor owns shares of the same class or classes as the Co-Sale Stock identified in the Notice.

                  (c) Each of the Co-Sale Investors may sell all or any part of that number of shares of Co-Sale Stock, of the same class and/or series as that identified in the Notice, equal to the product obtained by multiplying (i) the aggregate number of shares of Co-Sale Stock covered by the Notice by (ii) a fraction the numerator of which is the number of shares of Co-Sale Stock of the same class and/or series identified in the Notice owned by such Co-Sale Investor at the time of the sale or transfer and the denominator of which is the total number of shares of Co-Sale Stock of the same class and/or series identified in the Notice owned by Stonington and all Co-Sale Investors at the time of the sale or transfer.

                  (d) Each of the Co-Sale Investors shall effect its participation in the sale by promptly delivering to Stonington for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of shares of Co-Sale Stock which such Co-Sale Investor elects to sell.

                  (e) The stock certificate or certificates that any Co-Sale Investor delivers to Stonington pursuant to Section 4.1(d) shall be transferred to the prospective purchaser in consummation of the sale of the Co-Sale Stock pursuant to the terms and conditions specified in the Notice, and Stonington shall concurrently therewith remit to such Co-Sale Investor that portion of the sale proceeds to which such Co-Sale Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from any Co-Sale Investor, Stonington shall not sell to such prospective purchaser or purchasers any Co-Sale Stock unless and until, simultaneously with such sale, Stonington shall purchase such shares from such Co-Sale Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Notice.

                  (f) The exercise or non-exercise of the rights of each Co-Sale Investor to participate in one or more sales of Co-Sale Stock made by Stonington shall not adversely affect any Co-Sale Investor's rights to participate in subsequent sales of Co-Sale Stock subject to Section 4.1(a).

                  (g) If any of the Co-Sale Investors does not elect to participate in the sale of the Co-Sale Stock subject to the Notice, Stonington may, not later than ninety (90) days following delivery to the Company and the Co-Sale Investors of the Notice, conclude a transfer of not less than all of the Co-Sale Stock covered by the Notice on terms and conditions not more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Co-Sale Stock by Stonington, shall again be subject to the co-sale rights of each of the Co-Sale Investors and shall require compliance by Stonington with the procedures described in this Section 4.1.

                  4.2 EXEMPT TRANSFERS.

                  (a) Notwithstanding the foregoing, the co-sale rights of the Co-Sale Investors shall not apply to (i) any pledge of Co-Sale Stock made pursuant to a bona fide loan transaction that creates a mere security interest, (ii) any bona fide gift or charitable donation or (iii) any distribution to the partners of Stonington; provided that Stonington shall inform each of the Co-Sale Investors of such pledge, transfer, gift, donation or distribution prior to effecting it.

                  (b) Notwithstanding the foregoing, the provisions of Section 4 shall not apply to the sale of any Co-Sale Stock (i) to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Act or (ii) to the Company."

         (c) RESTRICTIONS ON TRANSFER. Section 6 of the Investors' Rights Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "6. RESTRICTIONS ON TRANSFER.

                  6.1 Obagi shall be prohibited from selling or otherwise transferring any shares of Registrable Securities or Co-Sale Stock issued or issuable to it or from selling or otherwise transferring any right to acquire such securities to any party other than the Mandarin Investors at any time prior to the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Act covering the offer and sale of the Company's Common Stock at an aggregate offering price of not less than $7,500,000, (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary or (iii) the tenth anniversary of the date of this Agreement (provided that in the case of clause (iii) hereof, after such tenth anniversary Obagi may sell or otherwise transfer such Registered Securities or Co-Sale Stock only in compliance with Section 6.2 below).

                  6.2 If an event specified in clause (i) or (ii) of Section 6.1 shall have not yet occurred as of the tenth anniversary of the date of this Agreement and Obagi desires to sell or otherwise transfer any such Registrable Securities or Co-Sale Stock (the "Target Stock") at any time after such tenth anniversary, then Obagi shall promptly deliver to the Company and each of the Mandarin Investors written notice of the intended disposition and the terms and conditions thereof, including the identity of any proposed purchaser and the price per share of the securities to be so disposed (the "Offer Notice"). Thereafter, the Company and the Mandarin Investors or any of them may elect to purchase any or all of the Target Stock on the terms and conditions set forth in the Offer Notice, such purchase to occur within twenty (20) business days after receipt by the Company and the Mandarin Investors of the Offer Notice (the "Wait Period"). The Company and the Mandarin Investors shall each negotiate in good faith in determining any allocation between them of the Target Stock offered in the Offer Notice. If the Company and the Mandarin Investors or any of them have not purchased all such Target Stock prior to expiration of the Wait Period, the Company's and the Mandarin Investors' right to purchase any Target Stock not so purchased by them shall lapse, expire and be of no further effect. Any Target Stock not purchased by the Company or by the Mandarin Investors which is thereafter transferred by Obagi to a third party shall be subject to the provisions of Sections 5 and 6, and 16 such transferee shall, as a condition precedent to such transfer, agree to be bound by the provisions of Sections 5 and 6 and shall be treated as "Obagi" for the purposes of Sections 5 and 6."

         3. EFFECT OF AMENDMENT. All terms and provisions of the Investors' Rights Agreement shall continue in full force and effect except as expressly modified in this Amendment. Each reference in the Investors' Rights Agreement to "this Agreement," "hereunder," "hereof," or words of like import, and each reference to the Investors' Rights Agreement in any and all instruments or documents provided for in the Investors' Rights Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Investors' Rights Agreement as amended hereby.

         4. NO THIRD-PARTY BENEFICIARIES. Nothing expressed or implied in this Amendment is intended to confer upon any person, other than the parties hereto, or their respective successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment.

         5. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6. CHOICE OF LAW; HEADINGS. This Amendment shall be governed by and construed in accordance with the internal laws of the State of California (regardless of such state's conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting hereof. Headings in this Amendment are for the purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

         7. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.



                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.


                                       OBAGI MEDICAL PRODUCTS, INC.


                                       By:
                                           --------------------------
                                           Phillip J. Rose, President


                                       SHAREHOLDERS:

                                       MANDARIN PARTNERS LLC


                                       By: /s/ Peter P. Tong
                                           --------------------------
                                           Peter P. Tong, Manager


                                       ZEIN AND SAMAR OBAGI FAMILY TRUST


                                       By: /s/ Zein Obagi
                                           --------------------------
                                           Dr. Zein Obagi, Trustee

                                     NEW SHAREHOLDERS:

                                     Stonington Capital Appreciation
                                     1994 Fund, L.P.

                                     By:  Stonington Partners, L.P., its general
                                          partner
                                          By:  Stonington Partners, Inc.,
                                               its general partner

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------
                                     767 Fifth Avenue
                                     New York, New York 10153


                                     /s/ Peter P. Tong
                                     -------------------------------------------
                                     Peter P. Tong
                                     685 Spring Street
                                     PMB 210
                                     Friday Harbor, Washington 98250


                                     Tong Family Limited Partnership


                                     By: /s/ Peter P. Tong
                                     -------------------------------------------
                                              Peter P. Tong, Trustee
                                              685 Spring Street
                                              PMB 210
                                              Friday Harbor, Washington 98250


                                     /s/ Ian G. Walker
                                     -------------------------------------------
                                     Ian G. Walker
                                     c/o 310 Golden Shore
                                     Long Beach, California 90802


                                     /s/ Noel Urben
                                     -------------------------------------------
                                     Noel Urben
                                     86 Doubling Road
                                     Greenwich, CT  06830